UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

MACY'S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2021, the Board of Directors of Macy’s, Inc. (“Macy’s”) elected Ashley Buchanan and Tracey Zhen as independent directors, effective October 5, 2021.  Mr. Buchanan is the Chief Executive Officer of The Michaels Companies, Inc., an arts and crafts specialty retailer.  Ms. Zhen is President of Zipcar, a car sharing network and operating brand of Avis Budget Group, Inc.  The Board also appointed Mr. Buchanan as a member of the Audit Committee of the Board of Directors and Ms. Zhen as a member of the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Buchanan and Ms. Zhen will participate in Macy’s standard non-employee director compensation arrangements described in the proxy statement for Macy’s annual meeting of shareholders held on May 21, 2021 under the caption “Further Information Concerning the Board of Directors.”

Item 9.01.         Financial Statements and Exhibits.

                (d)      Exhibits

                           99.1   Press Release of Macy’s dated October 5, 2021

104    Cover Page Interactive Data File (embedded within the Inline XBRL Document)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: October 5, 2021	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary